EXHIBIT 10.6

Execution Version

Amendment to Change in Control Agreement
WHEREAS, this Amendment (this “Amendment”) to that certain Change in Control Agreement, dated as of December 6, 2011 (the “Agreement”), by and among (the “Executive”) Gregory L. Ebel and Spectra Energy Corp (the “Company”), shall be effective as of March 15, 2016 (the “Effective Date”);
WHEREAS, Section 14 of the Agreement provides that (except as otherwise provided in Section 13 of the Agreement) the Agreement may not be modified unless such modification is agreed to in writing and signed by the Executive and the Chairman of the Board of Directors of the Company (or an officer designee); and
WHEREAS, the Company and the Executive wish to amend the Agreement on the terms and subject to the conditions described herein.
NOW, THEREFORE, the Company and the Executive, intending to be legally bound, do hereby agree as follows.

1.	The first sentence of Section 4.1(B) of the Agreement shall be amended in its entirety to read as follows:
“In lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive, a lump sum severance payment, in cash, equal to three (or, if less, the number of years (including partial years) until the Executive reaches the Company’s mandatory retirement age, provided that the Company adopts a mandatory retirement age pursuant to 29 USC §631(c)), multiplied by the sum of (i) the Executive’s base salary as in effect immediately prior to the Date of Termination or, if higher, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the Executive’s target short-term incentive bonus opportunity for the fiscal year in which the Date of Termination occurs or, if higher, the fiscal year in which the first event or circumstance occurs constituting Good Reason.”

2.	Except as expressly provided in this Amendment, the Agreement shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, to be effective as of the Effective Date.

GREGORY L. EBEL

/s/ Gregory L. Ebel

Date:

March 15, 2016

SPECTRA ENERGY CORP

/s/ Dorothy M. Ables
Name: Dorothy M. Ables
Title: Chief Administrative Officer

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